ShoreTel Reports Financial Results for
Fourth Quarter and Fiscal Year 2008

Record Fourth Quarter Revenue Drives Fiscal Year Revenue Growth of 32 Percent

SUNNYVALE, CA, August 21, 2008 - ShoreTel, Inc., (NASDAQ: SHOR), a leading provider of Pure IP Unified Communications solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2008.

For the fourth quarter of 2008, revenue was a record $34.7 million, an increase of 10 percent over the third fiscal quarter and an increase of 20 percent over the fourth quarter of 2007. GAAP gross margin for the fourth quarter of 2008 improved to 62.5 percent from 62.0 percent in the third quarter. GAAP net loss was $47,000, or $(0.00) per share, in the fourth quarter of 2008 compared to a loss of $1.7 million, or $(0.04) per share, in the third quarter and net income of $1.9 million, or $0.05 per diluted share, in the fourth quarter of 2007. GAAP results in the fourth quarter of 2008 included $2.0 million in stock-based compensation expenses, compared to $633,000 in the fourth quarter of 2007.

Excluding these stock-based compensation charges and related tax adjustments, non-GAAP net income for the fourth quarter of 2008 was $1.7 million, or $0.04 per diluted share, compared to $0.3 million, or $0.01 per diluted share, in the third quarter and $2.5 million, or $0.07 per diluted share, in the fourth quarter of 2007.

For fiscal year 2008, revenue was a record $128.7 million, an increase of 32 percent compared to fiscal year 2007 revenue of $97.8 million. GAAP net income for the fiscal year was $2.6 million, or $0.06 per diluted share, compared to GAAP net income of $6.0 million, or $0.17 per diluted share, in fiscal year 2007. GAAP net income in fiscal year 2008 included $6.9 million in stock-based compensation expenses, compared to $2.7 million in fiscal year 2007.

Excluding the above-mentioned charges and related tax adjustments, non-GAAP net income for fiscal year 2008 was $9.3 million, or $0.21 per diluted share, compared to non-GAAP net income of $8.7 million, or $0.24 per diluted share, in fiscal year 2007.

GAAP gross margin for fiscal year 2008 improved to 63.1 percent from 62.6 percent in fiscal year 2007.

As of June 30, 2008, the company had $103 million in cash and cash equivalents and short-term investments.

“We are pleased to have delivered solid fiscal year growth of 32 percent over last year and to have ended our fiscal year with record fourth quarter revenue that grew by 10 percent sequentially,” said John W. Combs, chairman and CEO of ShoreTel. “We enter fiscal 2009 with a very strong foundation for growth. Our Unified Communications platform is acknowledged as the best in the industry and we have strengthened our distribution channel significantly during the year, particularly with the addition of two key national partners.”

Operational Highlights for Fiscal Year 2008

PRODUCTS

In November 2007, ShoreTel introduced ShoreTel 7.5, which included new switches that provide nearly twice the capacity in half the size, as well as a new switch designed to support international trunking. The company also began shipping the IP 265, a mid-range color phone, and a new entry-level phone with speakerphone capabilities. In addition, the release introduced ShoreTel’s Mobile Call Manager, a version of the company’s Personal Communications Manager desktop client, designed to run on select mobile phones.

In January 2008, the company introduced the ShorePhone® IP 565 telephone with color display, embedded Bluetooth, and gigabit Ethernet capability. The telephone has shipped globally with positive customer response.

In March 2008, the company introduced its ShoreWare® Contact Center v.4.66, a suite of applications that dramatically improves customer service while reducing the cost of deploying and maintaining a high-performance inbound or outbound contact center.

Also in March 2008, the company began shipping ShoreTel 8, providing customers with a rich Unified Communications client, a new branch office switch, and expanded openness through the introduction of a SIP device-side interface.

PARTNERSHIP/DISTRIBUTION DEVELOPMENTS

During the year, ShoreTel significantly increased its national market presence by entering into two major U.S. distribution agreements including one with Black Box Corporation. Revenues from national partners increased nearly 145 percent in fiscal 2008.

In June 2008, ShoreTel continued to extend its geographical reach by expanding its relationship with Black Box to include Australia and the United Kingdom.

The company more than doubled its number of international distribution and reseller partners during the year.

ShoreTel began working with IBM to integrate ShoreTel's distributed Unified Communications solutions with IBM's Unified Communications and collaboration platform, IBM Lotus Sametime 8. The resulting plug-ins are intended to allow joint customers to access ShoreTel's powerful distributed IP telephony features within their IBM Lotus applications including Lotus Sametime 8 and Lotus Notes 8 running Sametime embedded.

In addition, ShoreTel demonstrated its integration with Microsoft Exchange 2007, which allows ShoreTel users to store their voicemail on an Exchange server and access it via Microsoft’s speech or Outlook user interface.

ACCOMPLISHMENTS/AWARDS

ShoreTel was named Best Overall Voice Over IP Provider for the fifth year in a row in the Nemertes PilotHouse Awards for Unified Communications and Collaboration. ShoreTel was recognized for having the highest ratings in the following categories: Technology, Product Features, Customer Service, Value, Solution Experience, Ease of Installation and Troubleshooting, and UC Vision.

For the second year in a row, the company won the 2008 “Best in VoiceCon” Award, which recognizes new and exceptional enterprise IP Unified Communications solutions. ShoreTel received the award for its ShoreTel 7.5 Unified Communications system, which it demonstrated at the VoiceCon show in Orlando, Florida.

The company was honored with Technology Marketing Corporation's Customer Interaction Solutions magazine 2008 IP Contact Center Technology Pioneer Award for ShoreTel ShoreWare® v4.66.

The company was also recognized for fast growth by several indices including Deloitte and Touche’s Deloitte Technology Fast 500 and Deloitte Fast 50 in Silicon Valley, Inc Magazine’s The Inc 5000, the Silicon Valley/San Jose Business Journal’s Fastest Growing Company’s list, and the San Jose Mercury News’ Silicon Valley 150.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending September 30, 2008:

•     Revenue is expected to be in the range of $32 million to $36 million.

•     GAAP gross margins are expected to be in the range of 61 percent to 62 percent, including approximately $200,000 in stock-based compensation expense. Non-GAAP gross margins, which exclude stock-based compensation expenses, are expected to be in the range of 62 percent to 63 percent.

•     GAAP operating expenses are expected to be in the range of $24 million to $25 million, including approximately $2 million in stock-based compensation expenses. Non-GAAP operating expenses, which exclude stock-based compensation expenses, are expected to be in the range of $22 million to $23 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash charges and related tax adjustments that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, which are non-cash charges, in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for August 21, 2008

ShoreTel will host a corresponding conference call and live Webcast at 2:30 p.m. Pacific Daylight Time on August 21, 2008. To access the conference call, dial +1-877-584-6502 for the U.S. or Canada and +1-706-679-0430 for international callers and provide the operator with the conference identification number of 54271493. The Webcast will be available live on the Investor Relations section of the company’s corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Daylight Time on August 21, 2008 until 11:59 p.m. Pacific Daylight Time on August 28, 2008, by dialing +1-800-642-1687 or +1-706-645-9291 for callers outside the U.S. and Canada and entering the conference identification number of 54271493.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by John W. Combs, statements regarding future products and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include general economic conditions, particularly in the United States, and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, unforeseen development or manufacturing issues, our ability to control costs as we expand our business, uncertainty as to market acceptance of new products and services, costs of, and customer reaction to, our pending litigation and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2007 and in its Form 10-Q for the quarter ended March 31, 2008.

About ShoreTel, Inc.

ShoreTel, Inc., (NASDAQ: SHOR) is a leading provider of Pure IP Unified Communications solutions. ShoreTel enables companies of any size to seamlessly integrate all communications-voice, video, messaging and data -with their business processes. Independent of device or location, ShoreTel's distributed software architecture eliminates the traditional costs, complexity and reliability issues typically associated with other solutions. ShoreTel continues to deliver the highest levels of customer satisfaction, ease of use and manageability while driving down the overall total cost of ownership. ShoreTel is headquartered in Sunnyvale, California, and has regional offices in the United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com or call 1-877-80SHORE.

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(TABLES TO FOLLOW)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	June 30,	March 31,	June 30,
	2008	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$68,672	$95,981	$17,326
Short-term investments	34,139	7,000	-
Accounts receivable, net of allowance for doubtful accounts of $414, $544 and
$320 as of June 30, 2008, March 31, 2008 and June 30, 2007,
respectively	21,909	20,922	19,411
Inventories	12,008	11,328	7,057
Prepaid expenses and other current assets	5,063	4,151	3,372
Total current assets	141,791	139,382	47,166
Property and equipment - net	3,649	3,646	2,933
Other assets	2,357	2,228	2,935

Total assets	$147,797	$145,256	$53,034

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$5,952	$8,214	$7,433
Accrued liabilities and other	4,420	3,778	2,807
Accrued employee compensation	5,547	4,998	3,782
Deferred revenue	13,879	13,046	10,126
Total current liabilities	29,798	30,036	24,148

Long-term liabilities:
Preferred stock warrant liability	-	-	549
Long-term deferred revenue	4,786	4,698	3,825
Total long-term liabilities	4,786	4,698	4,374
Total liabilities	34,584	34,734	28,522
Redeemable convertible preferred stock	-	-	56,341

Shareholders' equity (deficit):

Common stock	195,596	192,803	53,206
Deferred stock compensation	(142)	(163)	(237)
Accumulated other comprehensive loss	(76)	-	-
Accumulated deficit	(82,165)	(82,118)	(84,798)
Total shareholders' equity (deficit)	113,213	110,522	(31,829)

Total liabilities and shareholders' equity (deficit)	$147,797	$145,256	$53,034

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007

Revenue:
Product	$29,504	$25,622	$110,496	$87,095
Support and services	5,200	3,301	18,233	10,732
Total revenues	34,704	28,923	128,729	97,827
Cost of revenue
Product (1)	10,001	8,480	37,451	29,751
Support and services (2)	3,006	1,984	9,994	6,837
Total cost of revenue	13,007	10,464	47,445	36,588
Gross profit	21,697	18,459	81,284	61,239
Gross profit %	62.5%	63.8%	63.1%	62.6%

Operating expenses:
Research and development (3)	7,163	5,774	26,691	17,224
Sales and marketing (4)	10,345	7,685	37,780	26,126
General and administrative (5)	4,310	3,290	17,420	11,673
Total operating expenses	21,818	16,749	81,891	55,023
Income (loss) from operations	(121)	1,710	(607)	6,216
Other income	750	280	4,101	273

Income before provision for income taxes	629	1,990	3,494	6,489
Provision for income taxes	(676)	(97)	(861)	(408)
Net income (loss)	(47)	1,893	2,633	6,081
Accretion of preferred stock	-	(13)	-	(50)
Net income (loss) available to common shareholders:	$(47)	$1,880	$2,633	$6,031

Net income (loss) per share available to common shareholders:
Basic (6)	$0.00	$0.20	$0.06	$0.70
Diluted (7)	$0.00	$0.05	$0.06	$0.17

Shares used in computing net income (loss) per share available to common shareholders:
Basic (6)	42,988	9,237	42,413	8,565
Diluted (7)	42,988	35,852	44,861	35,581

Includes stock-based compensation as follows:
(1) Cost of product revenue	$15	$5	$59	$12
(2) Cost of support and services revenue	151	44	503	99
(3) Research and development	537	194	1,885	384
(4) Sales and marketing	645	202	2,358	533
(5) General and administrative	649	188	2,135	1,658
	$1,997	$633	$6,940	$2,686

(6)	Basic net income per share and share count have been computed using the weighted average number of common shares outstanding and do not include the dilutive effect of redeemable convertible preferred stock which existed for the three months and year ended June 30, 2007.

(7)	Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities, including the assumed conversion of redeemable convertible preferred stock which existed for the three month and year ended June 30, 2007. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the three months ended June 30, 2008, because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2008	2007	2008	2007

GAAP gross profit	$21,697	$18,459	$81,284	$61,239
Stock-based compensation in product cost of revenue (a)	15	5	59	12
Stock-based compensation in support and services cost of revenue (a)	151	44	503	99
Non-GAAP gross profit	$21,863	$18,508	$81,846	$61,350

GAAP gross profit %	62.5%	63.8%	63.1%	62.6%
Stock based compensation (a)	0.5%	0.2%	0.5%	0.1%
Non-GAAP gross profit %	63.0%	64.0%	63.6%	62.7%

Total GAAP operating expenses	$21,818	$16,749	$81,891	$55,023
Stock based compensation included in research and
development (a)	(537)	(194)	(1,885)	(384)
Stock based compensation included in sales and
marketing (a)	(645)	(202)	(2,358)	(533)
Stock based compensation included in general and
administrative (a)	(649)	(188)	(2,135)	(1,658)
Total non-GAAP operating expenses	$19,987	$16,165	$75,513	$52,448

GAAP net income (loss) available to shareholders:	$(47)	$1,880	$2,633	$6,031
Adjustments for stock-based compensation (a)	1,997	633	6,940	2,686
Tax effect of non-GAAP adjustments	(207)	-	(273)	-
Non-GAAP net income available to shareholders	$1,743	$2,513	$9,300	$8,717

GAAP diluted net income per share (b):	$0.00	$0.05	$0.06	$0.17
Adjustments for stock-based compensation (a)	$0.04	$0.02	$0.15	$0.07
Tax effect of non-GAAP adjustments	$-	$-	$-	$-
Non-GAAP diluted net income per share (b):	$0.04	$0.07	$0.21	$0.24

(a)	Due to the nature of the variables that impact the Company's valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company's core operating results.

(b)	Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities, including the assumed conversion of redeemable convertible preferred stock which existed for the three month and year ended June 30, 2007. Potentially dilutive securities were not included in the computation of GAAP diluted net loss per share for the three months ended June 30, 2008, because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2008

	High	Low
GAAP gross profit %	62.0%	61.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	63.0%	62.0%

Total GAAP operating expenses	$25,000	$24,000
Adjustments for stock-based compensation	$(2,000)	$(2,000)
Total non-GAAP operating expenses	$23,000	$22,000